Exhibit T3A-18.2

CERTIFIED TO BE A TRUE AND
CORRECT COPY OF THE ORIGINAL

TRAVERS THORP ALBERGA
ATTORNEYS-AT-LAW

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

DIGICEL CAYMAN SERVICES LTD.

Registered Office:
c/o International Corporation Services Ltd.
One Regis Place, 90 Fort Street
P.O. Box 472
George Town, Grand Cayman
Cayman Islands B.W.I.

THE COMPANIES LAW

COMPANY LIMITED BY SHARES

REGISTERED AND FILED AS NO: 131319 THIS 11th DAY OF December 2003
ASST. REGISTRAR OF COMPANIES CAYMAN ISLANDS

MEMORANDUM

OF

ASSOCIATION

OF

DIGICEL CAYMAN SERVICES LTD.

1. The name of the Company is **Digicel Cayman Services Ltd.**.

2. The Registered Office of the Company will be situate in **c/o International Corporation Services Ltd., One Regis Place, 90 Fort Street, P.O. Box 472, George Town, Grand Cayman, Cayman Islands B.W.I.**, or at such other location as the Directors may from time to time determine.

3. The objects for which the Company is established are to carry on any trade or business or lawful activity and enter into any transactions whatever which can in the opinion of the Board of Directors be advantageously or conveniently carried on by the Company for which purpose the Company will have such powers as are not prohibited by law, including, without prejudice to the generality of the foregoing, power:-

   (1) to do, perform and execute any and all acts, deeds, documents and things and to undertake and carry on all kinds of financial, commercial and other operations which an individual of full legal age and capacity is and would be entitled to do, perform and execute; and to undertake or carry out any lawful transaction; and to take advantage of or exercise any right, power or privilege, and to assume any

REGISTRAR OF COMPANIES CAYMAN ISLANDS

Local

duty, obligation or liability, that an individual of full legal age and capacity is and would be entitled to undertake, carry out, take advantage of or exercise or assume.

(2) to carry out all of its objects and to exercise and take advantage of all or any of its rights, powers or privileges in any part of the world and either as principal, agent, contractor, trustee or otherwise, and by or through agents or otherwise, and either alone or jointly (including jointly and severally), or in conjunction with others.

(3) to borrow or raise money in such manner as the Company thinks fit, and in particular without restricting the generality of the foregoing by the issue of debentures or debenture stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised or owing by debenture, mortgage, charge or lien upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital; and also by a similar debenture, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation, liability or guarantee it may undertake; and to redeem and pay off any such loan or security.

(4) to draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, cheques, bills of lading, warrants, debentures and other negotiable or transferable instruments and to give guarantees.

(5) to do all such other things as may be deemed incidental or conducive to the attainment of these objects or any of them.

The Company's business is not restricted to the furtherance of the objects expressly mentioned in this clause. The Company has full power and authority to carry out any object not prohibited by the Companies Law or any other law of the Cayman Islands. The Company is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit. In this Memorandum, each sub-clause must be construed independently of the other sub-clauses and none of the objects mentioned in any sub-clause are to be deemed to be merely subsidiary to or limited or restricted by the objects mentioned in any other sub-clause, or by the Company's name; and in case of doubt or ambiguity, this clause and every sub-clause of it must be construed so as to enlarge and not restrict or limit the Company's powers.

4. The liability of the members is limited.

5. The capital of the Company is **USD50,000** divided into **50,000 unclassified shares of USD1.00 each**. The shares in the original or any increased capital may be divided into several classes and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting, transfer, transmission or otherwise.

We, the persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and We agree to take the number of shares in the Company set opposite our names.

NAME	ADDRESS AND DESCRIPTION OF SUBSCRIBER	NUMBER OF SHARES TAKEN BY SUBSCRIBER
INTERNATIONAL CORPORATION SERVICES LTD.	P.O. Box 472 GT Grand Cayman B.W.I. Company	One Share

Per: [signature]
Authorised Signatory

One Share

DATED this 10th day of December, 2003.

WITNESS to the above signature:-

[signature]

Witness

I, **D. EVADNE EBANKS Asst.** , Registrar of Companies in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the 11th day of December , 2003 .

[signature]

Asst REGISTRAR OF COMPANIES

REGISTRAR OF COMPANIES CAYMAN ISLANDS

Local

INDEX

TO

ARTICLES OF ASSOCIATION

OF

DIGICEL CAYMAN SERVICES LTD.

CAYMAN ISLANDS $2

THE COMPANIES LAW

COMPANY LIMITED BY SHARES

ARTICLES

OF

ASSOCIATION

OF

REGISTERED AND FILED AS NO: 131319 THIS 11th DAY OF December, 2003

ASST. REGISTRAR OF COMPANIES CAYMAN ISLANDS

DIGICEL CAYMAN SERVICES LTD.

PRELIMINARY

1. Table A does not apply and in interpreting these Articles unless the context otherwise requires:-

"Articles" means these Articles as adopted or as amended from time to time by special resolution;

"the Auditor" means the person for the time being appointed as or performing the duties of auditor of the Company;

"Bankrupt" means a person becoming bankrupt or entering into or making any composition or arrangement statutory or otherwise with or without assignment of all his property for the benefit of his creditors generally, and in the case of a body corporate, includes becoming insolvent, and "bankruptcy" has a corresponding meaning;

"the Company" means this company;

"Debenture" includes debenture stock, mortgages, bonds and any other securities or obligations issued by the Company whether or not constituting a charge on the Company's assets;

"the Directors" means the Company's directors for the time being, and includes alternate directors and "Director" is to be construed accordingly;

"Dividend" includes bonus;

"the Law" means the Companies Law and every statutory modification or re-enactment of it for the time being in force;

REGISTRAR OF COMPANIES CAYMAN ISLANDS

"Member" means a member of the Company as defined in the Law;

"Month" means calendar month;

"Paid-up" includes "credited as paid-up";

"Person" includes partnership, association, corporation, company incorporated and unincorporated, whether by Act of Parliament or otherwise, as well as individuals;

"the Registered Office" means the Company's registered office for the time being;

"the Register" means the register of Members required to be kept by the Law;

"Seal" means any seal which the Company uses;

"the Secretary" includes any assistant or deputy Secretary and any person appointed to perform the duties or any particular duty of the Secretary temporarily;

"Share" includes "stock" and "shareholder" must be construed accordingly;

"written" and "in writing" include all means of representing or reproducing words in visible form;

a duty or obligation imposed is to be performed, and a power, discretion or right is exercisable, in each case from time to time;

the majority required to pass a special resolution at a general meeting is two-thirds;

words and expressions which are defined in the Law where not repugnant to the context have the same meaning in these Articles;

singular words include the plural and vice versa;

words of one gender include any other gender;

words referring to individuals include corporations;

the headings are for convenience only and have no legal effect.

2. The Company may start business when the Directors see fit, even if only part of the shares have been allotted.

3. The Directors may pay all expenses incurred in or about the Company's formation and establishment including the expenses of registration out of the Company's capital or other money.

ALTERATION OF ARTICLES

4. The Company may alter or add to any of these Articles by passing and registering a special resolution in the manner prescribed by the Law. No Member will be bound by any alteration made in the Memorandum of Association or in the Articles after the date on which he becomes a Member, if and so far as the alteration:-

(1) requires him to take or subscribe for more shares than the number which he holds at the date on which the alteration is made, or

(2) in any way increases his liability as at that date to contribute to the share capital of, or

(3) requires him otherwise to pay money to the Company,

unless the Member agrees in writing to be bound by the alteration either before or after it is made.

SHARES AND SHARE CERTIFICATES

5. The issue of shares will be under the control of the Directors, who may allot and dispose of or grant options over them to such persons, on such terms and in such manner as they think fit. Shares may be issued at par or at a premium or for no par value where permitted by the Law and the Company's Memorandum of Association. The Company must not:-

(1) issue shares having a par value as well as shares having no par value, but only one or the other; or

(2) issue any share unless it is fully paid up so that no amount after the issue of the share remains due to the Company whether on account of the nominal value of the share or on account of premium.

6. Every Member will be entitled without payment to one certificate for all the shares registered in his name or, in the case of shares of more than one class being registered in his name, to a separate certificate for each class of shares so registered. Share certificates must be in such form as the Directors determine. All certificates for shares must be consecutively numbered or otherwise identified.

7. (1) Every certificate must:-

(a) specify the number and class of shares in respect of which it is issued and the amount paid up on them respectively and

(b) be executed by a Director and by the Secretary or another Director or officer.

Subject to Articles 20 to 25 inclusive, the Company must deliver the certificate to the Member within two (2) months after the allotment or transfer is lodged with the Company, as the case may be, of the shares comprised in it. All certificates surrendered

to the Company for transfer must be cancelled and except as otherwise provided in these Articles, no new certificate may be issued until the former certificate for a like number of shares has been surrendered and cancelled.

(2) The name and address of the person to whom shares are issued, with the number and class of shares and the date of issue, must be entered in the Register.

8. Despite Article 7, if a share certificate is defaced, worn-out, lost or destroyed, it may in the Directors' discretion be renewed on payment of a fee of five dollars Cayman Islands Currency (CI$5.00) or such less sum and on such terms (if any) as to reimbursing the expenses which the Company incurs in investigating evidence, as the Directors prescribe. The person requiring the new certificate must surrender the defaced or worn-out certificate, or give such evidence of the loss or destruction of the certificate and such indemnity to the Company as the Directors require. If after replacing a share certificate both the original certificate and its replacement are presented to the Company for any purpose whatever, the Directors may recognise the person entitled to the original and neither the Directors nor the Company will be under any liability whatever to the registered holder of the other share certificate.

9. Subject to any relevant provisions in the Memorandum of Association and to any direction that the Company gives in general meeting, and without affecting any special rights previously conferred on the holders of existing shares, any share in the Company may be issued with such preferred, deferred or special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company by ordinary resolution determines.

10. If any Member requires more than one certificate for the shares of each class held by him, he must pay for each additional certificate such reasonable sum as the Directors determine, but except as provided for in Article 8, no more than one certificate in respect of any share must be outstanding at any one time.

REDEEMABLE SHARES AND PURCHASE BY THE COMPANY OF ITS SHARES

11. Subject to the Law the Company may:-

(1) issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder or both; and

(2) buy its own shares including any redeemable shares; and

(3) make a payment in respect of the redemption or purchase of its own shares otherwise than out of its distributable profits or the proceeds of a fresh issue of shares.

JOINT HOLDERS OF SHARES

12. Despite anything to the contrary in these Articles, where two (2) or more persons are registered as the holders of any share, they will be deemed to hold it as joint tenants with benefit of survivorship, subject to the provisions following:-

(1) The joint holders of any share will be liable, separately as well as jointly, in respect of all payments which ought to be made in respect of the share.

(2) If any joint holder dies, the survivor will be the only person recognised by the Company as having any title to the share; but nothing in these Articles will release the estate of the deceased joint holder from any liability in respect of any share which had been jointly held by him.

(3) Any one of the joint holders may give effective receipts for any dividend, distribution or return of capital payable to those joint holders.

(4) Only the joint holder whose name stands first in the Register will be entitled to delivery of the certificate relating to the share, or to receive notices from the Company, and any notice given to that person will be deemed notice to all the joint holders.

(5) Any joint holder of any share conferring a right to vote may vote either personally or by proxy at any meeting in respect of the share as if he were solely entitled to it, but if more than one of those joint holders is present at any meeting, either personally or by proxy, the person whose name stands first in the Register as one of the holders, and no other, may vote in respect of the share.

(6) The Company is not obliged to register more than four (4) persons as joint holders of a share.

NON-RECOGNITION OF TRUSTS

13. The Company will not recognise any person as holding any share on any trust. The Company need not recognise (even when having notice of it) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share or (except only as is otherwise required by these Articles or the Law) any other rights in respect of any share except the registered holder's absolute right to the entire interest in that share.

COMMISSION ON SALE OF SHARES

14. The Company may:-

(1) so far as the Law permits pay an underwriting or other commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company;

(2) satisfy the commission by paying cash or allotting fully paid-up shares or partly in one way and partly in the other; and

(3) on any issue of shares pay such brokerage as is lawful.

LIEN

15. The Company will have a first and paramount lien on all shares held by any Member (whether alone or jointly with other persons) and on all dividends and distributions which are declared or made in respect of those shares, for all debts, obligations and liabilities whatever of the Member or his estate to the Company; BUT if the Company registers a transfer of any shares on which it has a lien without first giving to the transferee notice of its claim those shares will, unless otherwise agreed between the Company and the transferee, be freed and discharged from the Company's lien. The Directors may at any time declare any share to be wholly or in part exempt from this Article.

16. The Directors may, at any time after the date for payment or satisfaction of those debts, obligations or liabilities has arrived, serve on any Member who is indebted or under any obligation or liability to the Company, or on the person entitled to any share by reason of the death or bankruptcy of that Member, a notice requiring him to pay the amount due or satisfy the obligation or liability, and stating that if he does not pay the debt or satisfy the obligation or liability within a time (not being less than fourteen (14) days) specified in the notice, the Company may sell the shares which the Member holds. If the Member or the person entitled to the shares does not comply with the notice within the time specified, the Directors may sell the shares without further notice, and to give effect to any such sale the Directors may authorise some person to execute a transfer of the shares so sold to the buyer.

17. If the Directors sell any shares to satisfy the Company's lien on them, the proceeds must be applied:-

(1) first, in paying all costs of the sale (including any Land Holding Companies Share Transfer Tax);

(2) next, in satisfying the Member's debts, obligations and liabilities to the Company; and

(3) in paying the residue (if any) to the registered holder of the shares immediately before the transfer or as he in writing directs.

18. An entry in the Directors' Minute Book that they have sold any shares to satisfy a lien of the Company, will be sufficient evidence, as against all persons claiming to be entitled to those shares, that the shares were properly sold; and that entry, the Company's receipt for the price of the shares and the appropriate share certificate will constitute a good title to the shares. Subject to the execution and presentation of a transfer, the Company must enter the name of the buyer or other person entitled in the Register as a Member, and he will be entitled to a share certificate for the shares, and need not see to the application of the purchase money, nor will his title to the shares be affected by any irregularity or invalidity in the proceedings

relating to the sale. The remedy (if any) of the former holder of the shares, and of any person claiming under or through him, will be against the Company and in damages only.

TRANSFER AND TRANSMISSION OF SHARES

19. A transfer of shares must be in writing, and must be signed by or on behalf of the transferor and, if required by the Directors, the transferee. The transferor will be deemed to remain the holder of the shares until the transferee's name is entered in the Register.

20. Subject to the restrictions in these Articles, shares may be transferred in any usual or common form or in any form of which the Directors approve.

21. The Directors may in their discretion and without giving any reason decline to register any transfer of shares. The Directors need not register any transfer unless:-

(1) a fee not exceeding five dollars (CI$5.00) is paid to the Company, and

(2) the transfer is accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer, and

(3) the transfer is in respect of one class of share.

If the Directors refuse to register a transfer, they must within two (2) months after the date on which the transfer was lodged with the Company send the transferee a notice of their refusal.

22. The Company may charge such fee not exceeding five dollars (CI$5.00) as the Directors determine for registering any probate, letters of administration, certificate of marriage or death, power of attorney, notice in lieu of distringas or other instrument relating to or affecting the title to any shares.

23. If a Member dies (not being one of two or more joint holders of a share), the Company will only recognise his legal personal representative as having any title to any shares registered in his name.

24. Any person becoming entitled to a share because of the death or bankruptcy or winding-up of a Member may on producing such evidence as the Directors reasonably require, elect either to:-

(1) be registered as a Member in respect of the share, or

(2) make and execute any transfer of the share which the deceased or bankrupt person or person in liquidation could have made.

If the person becoming entitled elects to be registered himself, he must give the Company a notice signed by him that he so elects. The Directors will in either case have the same right to refuse or suspend registration as they would have had if the Member's death or bankruptcy or

winding-up had not occurred and the notice of election or transfer were a transfer executed by that Member.

25. Any person becoming entitled to a share because of the holder's death or bankruptcy or winding-up will be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he will not, until he is registered as a Member in respect of the share, be entitled in respect of it to receive notice of, or to exercise any right conferred by membership in relation to, meetings of the Company. The Directors may at any time give notice requiring any such person to elect either to:

(1) be registered himself, or

(2) make a transfer

as mentioned in Article 24. If the person does not comply with the notice within ninety (90) days after it is served, the Directors may withhold payment of all dividends or other money payable or distributions in respect of the share until the person has complied with the notice.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,
CHANGE OF LOCATION OF REGISTERED OFFICE
AND ALTERATION OF CAPITAL

26. (1) Subject to and in so far as the Law permits, the Company may by special resolution alter its Memorandum of Association and:-

(a) change its name and alter its objects;

(b) increase the share capital by such sum to be divided into shares of such amount with or without nominal or par value as the resolution prescribes and with such rights, priorities and privileges annexed to it, as the Company in general meeting determines;

(c) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(d) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association;

(e) cancel any shares which no person has taken or agreed to take at the date that the resolution is passed.

(2) Subject to the Law, the Company may by special resolution reduce its share capital, any capital redemption reserve or any share premium account.

(3) Subject to the Law, the Company may by resolution of the Directors change the location of its Registered Office.

27. Any capital raised by the creation of new shares will, unless the conditions of issue so provide, be considered as part of the original capital, and will be subject to the same provisions relating to transfer and transmission of shares, lien or otherwise, as if it had been part of the original capital.

28. Subject to any direction to the contrary that the Company gives in general meeting, all new shares must before issue, be offered to the persons who at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the number of the existing shares to which they are entitled. The offer must be made by notice specifying:-

(1) the number of shares offered, and

(2) a time within which the offer, if not accepted will be deemed to be declined;

and after that time expires, or when the person to whom the offer is made notifies the Company that he declines to accept all or any of the shares, whichever is earlier, the Directors may dispose of those shares not accepted in such manner as they think most beneficial to the Company. The Directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to the shares held by persons entitled to an offer of new shares) cannot, in the Directors' opinion, be conveniently offered under this Article.

MODIFICATION OF RIGHTS

29. The rights attached to any class of shares or any of those rights (unless otherwise provided by the terms of issue of the shares of that class) may whether or not the Company is being wound up, be modified, abrogated or varied with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class, or by a resolution in writing under Article 65, but not otherwise. These Articles, so far as they relate to general meetings, will, with the necessary changes, apply to every separate class meeting but so that:-

(1) at every separate class meeting the quorum will be two persons at least holding or representing by proxy one-third of the issued shares of the class, and

(2) any holder of shares of the class present in person or by proxy may demand a poll.

30. The rights attached to any class of shares will (unless otherwise provided by the terms of issue of the shares of that class or by the terms on which the shares are for the time being held) be deemed to be modified, abrogated or varied by the creation or issue of further shares ranking *pari passu* with them if the effect of the creation or issue is to reduce the proportion of dividends or distributions, whether or not in a winding-up, payable at any time to the holders of the existing shares of that class, or to diminish the proportion of the total votes exercisable by the holders of the existing shares of that class.

GENERAL MEETINGS

31. The Company must in each calendar year hold an annual general meeting in addition to any other meetings in that year, and must so specify the meeting in the notices calling it.

32. Not more than fifteen (15) months must elapse between the date of one annual general meeting and that of the next. If an annual general meeting is not so held, any Member may convene one in the same manner as nearly as possible as that in which the Directors may convene general meetings. The annual general meeting must be held at such time and place as the Directors appoint. All general meetings other than the first ordinary general meeting and annual general meetings must be called "extraordinary general meetings".

33. (1) The Directors may, and must on the requisition of at least one Member convene a general meeting of the Company.

(2) In the case of a requisition as mentioned in paragraph (1) the following provisions apply:-

(a) The requisition must state the objects and business of the meeting and must be signed by the requisitionists and be deposited at the Registered Office.

(b) If the Directors do not, within fourteen (14) days from the date of deposit of the requisition, convene a meeting to be held not more than twenty-eight (28) days from the date of deposit of the requisition, the requisitionists may themselves convene the meeting in the same manner as nearly as possible as that in which the Directors may convene general meetings.

34. In the case of a general meeting called because of a requisition, unless the Directors have called that meeting, no business other than that stated in the requisition as the objects of the meeting may be transacted.

35. Any two Directors may, whenever they think fit, convene an extraordinary general meeting. A sole Director may also convene a general meeting.

NOTICE OF GENERAL MEETINGS

36. The Company must give five (5) days' notice at least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) of every general meeting, specifying:-

(1) the place,

(2) the day and the hour of meeting, and

(3) in case of special business, the general nature of that business.

The notice must be given in accordance with Article 129, or in such other manner (if any) as the Company prescribes in general meeting, to the persons who are, under the Articles, entitled to receive notices of general meetings.

37. A meeting of the Company will, even if it is called by a shorter notice than specified in the preceding Article, be deemed to have been duly called with regard to length of notice (including the waiving of notice) if it is so agreed:-

(1) in the case of a meeting called as the annual general meeting, by all the Members entitled to attend and vote at it; and

(2) in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety percent (90%) in nominal value of the shares giving that right, or ninety percent (90%) of those shares if they have no par value.

38. When it is proposed to pass a special resolution, the notice calling the meeting must specify the intention to pass the resolution as a special resolution, and accordingly the notice must state the actual wording of the resolution to be proposed.

39. The proceedings at a general meeting will not be invalid because of:-

(1) the accidental omission to give notice to any person entitled to receive notice of a general meeting, or

(2) the non-receipt by any such person of the notice.

40. In every notice calling a meeting of the Company, there must appear with reasonable prominence a statement:-

(1) as to which Members are entitled to attend and vote;

(2) that those Members are entitled to appoint any proxies to attend and vote on their behalf; and

(3) that a proxy need not be a Member.

41. (1) To determine Members entitled to notice of or to vote at any meeting or any adjournment of it, or to receive payment of any dividend, or in order to determine Members for any other purpose, the Directors may close the Register for a stated period not exceeding in any case fourteen (14) consecutive days. If the Register is closed to determine the Members entitled to notice of or to vote at a meeting, then it must be closed for at least ten (10) days immediately before that meeting, and the first day of the closure will be the record date.

(2) Instead of closing the Register, the Directors may fix in advance a date as the record date for any determination of Members, the date in any case to be not more than twenty-one

(21) days and, in the case of a meeting of Members, not less than five (5) days before the date on which the particular action, requiring the determination of Members, is to be taken.

(3) If the Directors do not close the Register or fix any record date for determining the Members entitled to receive notice of or to vote at any meeting or to receive a dividend, the date on which notice of the meeting is mailed or the date on which the resolution declaring the dividend or effecting the distribution is passed, as the case may be, will be the record date for determining the Members. When a determination of persons entitled to vote at any meeting has been made under this Article, that determination will apply to any adjournment of it.

PROCEEDINGS AT GENERAL MEETINGS

42. No business may be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Until the Company otherwise decides in general meeting, two (2) Members present in person by telephone or similar communications equipment by which all participants can hear each other, or by proxy will be a quorum. If there is only one (1) Member or only one (1) holder of a class of shares, any provision in these Articles relating to meetings and to a quorum will be modified accordingly. Resolutions of a sole Member or a sole holder of a class of shares must be in writing and must be recorded in the Minute Book. A sole Member or a sole holder of a class of shares has all the rights and privileges and is entitled to exercise all the powers of Members or shareholders of that class.

43. The business of an annual general meeting is to:-

(1) receive and consider the accounts and balance sheet, the reports of the Directors and Auditor and any other documents required by law to be attached or annexed to the balance sheet,

(2) elect Directors,

(3) elect an Auditor and fix his remuneration and

(4) declare a dividend.

All other business transacted at an annual general meeting, and all business transacted at an extraordinary general meeting will be deemed special.

44. If within half an hour from the time appointed for a general meeting a quorum is not present the meeting, if convened by or on the requisition of Members, must be dissolved. In any other case it, must stand adjourned to the same day in the next week at the same time and place; and if at the adjourned meeting a quorum is not present within half an hour from the time set for the meeting, those Members present and entitled to vote will be deemed to be a quorum, and may do all business which a quorum might have done.

45. The chairman (if any) of the Board of Directors or his alternate must preside as chairman at every general meeting. If there is no chairman, or if at any meeting he is not present within fifteen (15) minutes after the time set for the meeting or he is unwilling to act as chairman, the Members present may choose one of the Directors present to be chairman. If no Director is present and willing to take the chair the Members present may choose one of their number to be chairman.

46. The chairman may, with the consent of any general meeting at which a quorum is present (and must if so directed by the meeting), adjourn the meeting from time to time and from place to place. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting must be given as in the case of an original meeting. Except as stated in this Article, the Company need not give any notice of an adjourned meeting or of the business to be transacted at it.

47. At any general meeting every question must be decided in the first instance by a show of hands; and unless the chairman directs, or a Member present in person or by proxy and entitled to vote demands a poll (before or on the declaration of the result of the show of hands), the chairman's declaration that a resolution has been carried or not carried by a particular majority, and an entry to that effect in the Company's Minute Book will be conclusive evidence of the facts, without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

48. If a poll is directed or demanded under Article 47, the result of the poll will be deemed to be the resolution of the meeting at which the poll was directed or demanded.

49. In the case of an equality of votes at any general meeting, whether on a show of hands or on a poll, the chairman will have a second or casting vote.

50. A poll demanded on the election of a chairman or on a question of adjournment must be taken forthwith. A poll demanded on any other question must be taken at such time and in such manner as the chairman directs (but not more than thirty days after the direction or demand). The meeting may proceed with any business other than that on which a poll has been demanded or which depends on the result of the poll pending the taking of the poll.

VOTES OF MEMBERS

51. Subject to any special terms as to voting attached to any shares or class of shares, on a show of hands every Member present in person or by proxy will have one vote, and on a poll every Member present in person or by proxy will have one vote for every share held by him. On a poll, a Member entitled to more than one vote need not, if he votes, use all his votes, or cast all the votes he uses in the same way.

52. A Member of unsound mind, or in respect of whom any court having jurisdiction in lunacy has made an order, may vote, whether on a show of hands or on a poll, by his committee, receiver or other person in the nature of a committee or receiver, appointed by that court, and any such committee, receiver or other person may vote by proxy.

53. No person may vote at any general meeting unless:-

(1) he is registered as a Member on the record date for the meeting or is the duly appointed proxy of such a Member, and

(2) all money payable to the Company by him or the Member for whom he is a proxy, has been paid.

54. No person may object to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at that general meeting will be valid for all purposes. Any objection made in due time must be referred to the chairman of the meeting whose decision will be final and conclusive.

55. All votes may be given either personally or by proxy. A Member may appoint more than one proxy to attend on the same occasion in respect of different classes of shares.

56. The instrument appointing a proxy must be in writing signed by the appointer, or his attorney duly authorised in writing, or if the appointer is a corporation, under the hand of an officer or attorney so authorised. A proxy will have the same right as the Member appointing him to speak at the meeting.

57. A proxy need not be a Member.

58. Unless the instrument appointing a proxy and the power of attorney or other authority (if any), under which it is signed, or a notarially certified copy of that power or authority, is deposited at the Registered Office or at such other place as the notice convening the meeting specifies, not less than three (3) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, the instrument will be treated as invalid.

59. The instrument appointing a proxy will be deemed to confer authority to demand a poll.

60. A vote given in accordance with the terms of an instrument of proxy will be valid despite the previous death or insanity of the principal, or revocation of the proxy or of the authority under which the proxy was executed, unless the Company has received notice of that death, insanity or revocation at the Registered Office before the start of the meeting or adjourned meeting or poll at which the proxy is used.

61. The instrument appointing a proxy may be in the form set out in regulation 60 to Table A in the First Schedule to the Law or in any usual or common form and may be expressed to be for a particular meeting or any adjournment of it or generally until revoked.

62. Where it is wished to give Members an opportunity of voting for or against a resolution the instrument appointing a proxy may be in the form set out below or in any other form which the Directors approve:-

"I/WE, ______________________________ of ______________________
______________________, being a member/members of the abovenamed Company, appoint ____________________________ of ______________
______________________, or failing him, ________________________,
of ______________________________ as my/our proxy to vote for me/us on my/our behalf at the annual/extraordinary* general/class* meeting of the Company to be held on the _____ day of _________________, 20___, and at any adjournment of it.

Signed this ____ day of ___________, 20__.

This form is to be used *in favour of/against the resolution.

Unless otherwise instructed, the proxy will vote as he thinks fit.

*Strike out whichever is not applicable."

63. If the Company is permitted to own or be the registered holder of its own shares, it may not vote, directly or indirectly, any share of its own capital which it owns or holds in any capacity at any meeting, and the share must not be counted in determining the total number of issued shares at any given time.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

64. A corporation being a Member may under the hand of an officer or attorney so authorised or by a resolution of its Directors or other governing body appoint any person to act as its representative at any and all meetings of the Company until that instrument or resolution is revoked by a similar instrument or resolution, and that representative may exercise the same functions on behalf of the corporation which he represents as if he had been an individual Member.

RESOLUTIONS IN WRITING

65. Subject to the Law, any ordinary or special resolution in writing signed by all the Members entitled to receive notice of and to attend and vote at general or class meetings (or being corporations by their duly authorised representatives) will be as valid and effective as if it had been passed at a general meeting or class meeting as the case may be duly convened and held.

DIRECTORS

66. Unless the Company in general meeting otherwise determines, the number of Directors must not be less than one (1) nor more than eight (8).

67. The first Directors must be appointed either by resolution of a meeting of subscribers to the Memorandum of Association, or by instrument signed by the subscriber or a majority of the subscribers, in which event no meeting of the subscribers need be convened or held. If the number of Directors is determined as one, or only one Director is appointed, any provision in

these Articles relating to a quorum at or to notices of and to meetings of Directors will be modified accordingly and that Director will have all the rights and privileges and be entitled to exercise all the powers of Directors in the Law and in these Articles. Resolutions of a sole Director must be in writing and must be recorded in the Minute Book. Despite anything to the contrary in these Articles, the Company must hold at least one Directors meeting in the Island if it is an exempted company.

68. A Director need not be a Member.

69. The Directors' remuneration will be such sum as they determine unless altered or modified by the Company in general meeting.

70. The Directors may be paid such travelling, hotel and other expenses as they properly incur in executing their duties, including any expenses which they incur to attend meetings of Directors (including committee meetings) and general meetings or in connection with the Company's business, or they may receive a fixed allowance in respect of meetings as they determine, or a combination partly of one and partly of the other.

71. The Directors may award special remuneration out of the Company's funds to any Director going or residing abroad in the Company's interests, or undertaking any work additional to that usually required of Directors of a company similar to this.

72. The Company may by ordinary resolution remove any Director before his period of office expires despite anything in these Articles or in any agreement between the Company and that Director, and may by ordinary resolution appoint another person in his place.

73. The Company at any annual general meeting may fill up any vacancies in the office of Director and may fill up any other offices which may then be vacant by electing the necessary number of persons. The Company may also at any extraordinary general meeting, on notice duly given, fill up any vacancies in the office of Director or appoint additional Directors, so long as the maximum number fixed in Article 66 is not exceeded.

74. If at any general meeting at which an election of Directors ought to take place, the place of any retiring Director is not filled up, the retiring Director will (unless a resolution for his re-election has been put to the meeting and lost) continue in office until the next following annual general meeting, and so on from time to time until his place has been filled up.

POWERS AND DUTIES OF DIRECTORS

75. Subject to the Law, and to any regulations not being inconsistent with the Articles, which the Company prescribes in general meeting, the Company's business must be managed by the Directors who may exercise all the Company's powers which are not by the Law or by these Articles required to be exercised by the Company in general meeting including the power, without any sanction by the Members, to take all necessary steps to defend any petition, whether by creditors or contributories, to wind up the Company unless the Company by special resolution otherwise determines. No regulation which the Company makes will invalidate any previous act of the Directors which would have been valid if that regulation

had not been made. The general powers which this Article confers on the Directors will not be deemed to be abridged or restricted by any specific power which this Article confers on the Directors. A meeting of Directors at which a quorum is present is competent to exercise all or any of the powers, authorities and discretions which these Articles give the Directors.

76. The Directors may by power of attorney appoint any company or person whether nominated directly or indirectly by the Directors to be the Company's attorney for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they think fit. Any power of attorney may:-

(1) contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and

(2) authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him.

77. A Director may enter into or be interested in any contracts or arrangements whatever with the Company and may have or be interested in dealings of any nature whatever with the Company and will not for that reason be disqualified from office. No contract, arrangement or dealing will be avoided nor will any Director so contracting, dealing or being interested be liable to account to the Company for any profit arising out of any contract, arrangement or dealing to which he is a party or in which he is interested by reason of his being a Director or of the fiduciary relationship so established, if he complies with Article 79. Subject to Article 79, a Director may vote as a Director in respect of any contract or arrangement in which he is so interested and may be counted in the quorum at any meeting at which the matter is considered.

78. A Director may be or continue to be or may become a director or other officer or servant of, or otherwise interested in, any other company in which the Company is in any way interested or with which the Company deals and will not (in the absence of agreement to the contrary) be liable to account to the Company for any emoluments or other benefits received or receivable by him as director, officer or servant of, or from his interest in that other company.

79. (1) Subject to the provisions of this Article, a Director who is in any way, directly or indirectly, interested in a contract or a proposed contract with the Company must declare the nature of his interest at a meeting of the Board of Directors.

(2) A Director must make the declaration which this Article requires at the meeting of the Directors at which the question of ratifying or entering the contract is first considered. If the Director is not present at that meeting, he must make the declaration at the next meeting or as soon afterwards as he becomes aware of the existence of the contract (which he may do by letter to the Secretary). If the Director was not interested in a proposed contract at the date of the meeting at which the question of entering into it is first considered, he must make the declaration at the next meeting of the Directors held after he became so interested. Where a Director becomes interested in a contract after it is

made, he must make the declaration at the first meeting of the Directors held after he becomes so interested.

(3) For the purposes of this Article, a general notice given to the Directors by a Director that he is to be regarded as interested in any contract which may, after the date of the notice, be made with a specified company, firm or other person will be deemed to be a sufficient declaration of interest in relation to any contract so made.

80. A Director may hold any office or place of profit in the Company in conjunction with the office of Director for such period, and on such terms as to remuneration and otherwise, as the Directors determine. A Director or any firm in which he is interested may act in a professional capacity for the Company and he or that firm will be entitled to remuneration for professional services as if he were not a Director, BUT nothing in these Articles authorises a Director or that firm to act as Auditor.

81. The Directors may exercise or procure the exercise of voting rights attached to shares in any other company in which this Company is or becomes in any way interested, and may exercise any voting rights to which they are entitled as directors of any such other company in such manner as they in their absolute discretion think fit, including the exercise of them in favour of any resolution appointing themselves or any of them as directors, officers or servants of that other company, and fixing their remuneration as such, and may vote as Directors of this Company in connection with any of those matters.

82. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors determine.

83. The Directors may give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been Directors of or employed by the Company or any company which is a subsidiary of the Company, and to the wives, widows, children and other relatives and dependants of any of those persons, and may set up, establish, support and maintain pensions, superannuation or other funds or schemes (whether contributory or non-contributory) for the benefit of those persons or any of them or any class of them. Any Director may receive and retain for his own benefit any pension, annuity, gratuity, allowance or other benefit, and may vote as a Director in respect of the exercise of any of the powers by this Article conferred on the Directors even if he is or may be or become interested in them.

84. Without affecting the generality of Article 75, the power to give any guarantee which the Company is empowered to give will be under the control of and is exercisable by the Directors, and the exercise of the power to give any guarantee need not be approved by the Members in general meeting or otherwise.

85. The Company may on the issue of any debentures confer on the Company's creditors holding them, or any trustees or other persons acting on their behalf, a voice in the Company's management, whether by giving them the right to attend and vote at general meetings or by empowering them to appoint one or more persons to be Directors or otherwise as is agreed.

86. If any Director or other person becomes personally liable for the payment of any sum primarily due from the Company, the Directors may cause the Company to execute any debenture or other security whatever over or affecting the whole or any part of the Company's assets by way of indemnity to secure the Director or person so becoming liable from any loss in respect of that liability.

87. The Company must keep a register of the holders of all the Company's mortgages and charges at the Registered Office in accordance with the Law and must keep it open for inspection by the registered holders of any mortgage or charge, and by any Member, subject to any reasonable restrictions that the Company in general meeting imposes.

88. The Directors may appoint any other person to be a Director, either to fill a casual vacancy or as an addition to the Board, but so that the total number of Directors does not at any time exceed the maximum number fixed by Article 66. Any Director so appointed will hold office only until the next following annual general meeting, when he must retire but will be eligible for re-election.

89. The Directors must cause Minutes to be made in books provided for the purpose:-

(1) of all appointments of officers made by the Directors;

(2) of the names of the Directors (including those represented by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(3) of all resolutions and proceedings at all meetings of Members and any class of Members, and of the Directors and of committees of Directors.

BORROWING POWERS

90. The Directors may raise or borrow for the Company's purposes (including advances to any affiliated or subsidiary company and buying or redeeming its own shares) such sums of money as they think fit.

91. The Directors may secure the repayment of any sums payable by the Company and also secure the repayment of any sums due or owing by any other person:-

(1) by granting a mortgage or other security on the whole or any part of the Company's property and assets, present and future;

(2) by issuing, at such price as they think fit, debentures, either charging the whole or any part of the Company's property and assets, or without a charge; or

(3) in such other way as the Directors think expedient.

92. The Directors may issue debentures, non-negotiable instruments, bills of exchange or promissory notes on such terms and conditions and in such manner and for such consideration as they think fit.

MANAGING DIRECTOR

93. The Directors may appoint one or more of their body to be a Managing Director or Managing Directors, and may fix his or their remuneration either by way of salary or commission or by conferring a right to participation in the Company's profits, or by a combination of two or more of those means, and may provide as a term of the appointment that the Company pays him, his widow or other dependants a pension or gratuity on retirement or death. The terms of the employment need not be confirmed by the Company.

94. The Directors may dismiss or remove every Managing Director, subject to any contract between himself and the Company with regard to his employment as Managing Director, and appoint another person in his place.

95. A Managing Director will be subject to the same provisions as regards resignation, removal and disqualification as the other Directors, and if he ceases to be a Director for any reason he will automatically cease to be a Managing Director.

96. The Directors may confer on the Managing Director all or any of the Directors' powers (except the power to borrow money, or issue debentures, or mortgage or charge the Company's property and assets) that they think fit, subject to such regulations and restrictions as the Directors make and impose, and the Directors may at any time withdraw, revoke or vary the regulations or restrictions on those powers.

PROCEEDINGS OF DIRECTORS

97. Except as otherwise provided by these Articles, the Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary to transact business. Until otherwise determined, two Directors will constitute a quorum. Questions arising at any meeting must be decided by a majority of votes. In case of an equality of votes the chairman will have a second or casting vote. A Director may, and the Secretary on the requisition of a Director must, call a meeting of the Directors. It is not necessary to give notice of a meeting of Directors to any Director for the time being absent from the Cayman Islands, if there are in the Islands at the time the notice is given sufficient Directors to form a quorum. A Director may participate in any meeting of Directors or committee of Directors by means of telephone or similar communication equipment which enables all persons participating in the meeting to hear each other, and that participation will be deemed to constitute presence in person at the meeting.

98. The continuing Directors may act despite any vacancy in their body, but if the number of Directors falls below the amount fixed under these Articles as the necessary quorum of Directors, the continuing Directors may act to increase the number of Directors to that number, or to summon a general meeting of the Company, but for no other purpose.

99. The Directors, when more than one, may elect a chairman of the Board and determine the period for which he is to hold office. If no chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time set for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

100. The Directors may delegate any of their powers to committees, consisting of any one or more of their body as they think fit. Any committee so formed must, in the exercise of the powers so delegated, conform to any regulations that the Directors impose on it. The regulations in these Articles for the meetings and proceedings of Directors will, so far as not altered by any regulations made by the Directors, apply also to the meetings and proceedings of any committee.

101. All acts done by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors will, even if it is afterwards discovered that there was some defect in the appointment of any Director or person so acting, or that any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

102. A memorandum signed by all the Directors (an alternate director being entitled to sign the memorandum on behalf of his appointer) entitled to receive notice of a meeting of Directors and annexed or attached to the Directors' Minute Book will be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. A memorandum may consist of several documents in like form each signed by one or more of the Directors.

103. (1) A Director may appoint a proxy to represent him at any meetings of the Board of Directors in which event the proxy's presence or vote will for all purposes be deemed to be that of the Director.

(2) The provisions relating to the appointment of proxies to act at general meetings of the Company will with the necessary changes in so far as possible apply to the appointment of proxies by Directors, except that a proxy will be deemed to be the agent of the Director appointing him, and not to be a Director or officer of the Company. He will be responsible to the Director appointing him, and not to the Company, for his own acts and defaults. Article 105 will apply to proxies as if the word "proxy" were substituted for "alternate director" wherever they appear.

ALTERNATE DIRECTORS

104. Any Director may, in writing, appoint any person who is approved by the Board of Directors to be his alternate; and every alternate will be entitled to notice of all meetings of Directors and may attend and vote at meetings of the Directors, and will have and may exercise all the powers, privileges, rights, duties, obligations and authorities of the Director appointing him. A Director may at any time in writing revoke the appointment of an alternate appointed by him and, subject to the approval of the Board of Directors, appoint another person in his place. If a Director dies or ceases to be a Director, the appointment of his alternate will immediately end. If a Director retires under Article 88 and is re-elected by the meeting at

which the retirement took effect, any appointment made by him under this Article which was in force immediately before his retirement will continue to operate after his re-election as if he had not retired. All appointments and removals of alternate directors must be left with the Secretary or the chairman of the Directors or may be effected by telegram, telex or cable sent to the Secretary or the chairman of the Directors. A Director and his alternate will be considered to be one person only and the vote of an alternate will be disregarded if his appointer is present at any meeting, or signs a resolution under Article 102.

105. One person may act as alternate director to more than one Director and while he is so acting will be entitled to a separate vote for each Director he is representing and, if he himself is a Director, his vote or votes as an alternate director will be in addition to his own vote.

106. Every person acting as an alternate for a Director will be an officer of the Company, and will alone be responsible to the Company for his own acts and defaults and he will not be deemed to be the agent of or for the Director appointing him. The remuneration of any alternate will be payable out of the remuneration payable to the Director appointing him and will consist of such part of that remuneration as the alternate and the Director appointing him agree, and as the Director making the appointment notifies the Company in writing.

DISQUALIFICATION OF DIRECTORS

107. The office of Director will be vacated if the Director:-

(1) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally; or

(2) becomes of unsound mind; or

(3) resigns his office by notice to the Company; or

(4) is absent from meetings of the Directors for a continuous period of six (6) months without leave of absence from the Directors, and they resolve that his office is vacated; or

(5) is removed from office by a resolution of the Members; or

(6) ceases to be or becomes prohibited from being a Director by reason of any provision in or any order made under the laws of the Cayman Islands.

But any act done in good faith by a Director whose office is vacated will be valid unless, before the act is done, notice has been served on the Company or an entry has been made in the Directors' Minute Book stating that the Director has ceased to be a Director.

SECRETARY AND OTHER OFFICERS

108. The Directors may appoint the Secretary for such term, at such remuneration and on such conditions as they think fit; and they may remove any Secretary so appointed. The Directors may appoint an assistant or deputy secretary or any other officer of the Company to perform

the duties of Secretary. The Directors may also appoint such other officers as they consider necessary, all for such term, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors prescribe.

109. Despite anything to the contrary in these Articles, a provision of the Law or these Articles requiring or authorising a thing to be done by more than one Director will be satisfied by its being done by the person who is the sole Director, and a thing to be done by a Director and another officer will be satisfied by its being done by the person who is the sole Director and officer or sole Director and Secretary (if that is the case), acting in both capacities.

SEAL

110. The Directors may, but need not, obtain one or more Seals for the Company, and must provide for their safe custody. Every instrument to which any Seal is fixed must be signed by a Director and must be countersigned by the Secretary or by a second Director or officer or by some other person appointed by the Directors for the purpose. No instrument under a Seal will be validly signed if bearing only the signatures of a Director and his alternate. Despite anything to the contrary in these Articles, any director, secretary, officer or authorised person may fix any Seal to any document to attest its authenticity.

111. The Company may have Seals at any places in the world which the Directors authorise, and those Seals may, but need not bear on their face the name of any country, territory, district or place where they are to be used.

DIVIDENDS

112. The Company in general meeting may declare dividends, but no dividend may exceed the amount recommended by the Directors. Subject to the right of the holders of any shares entitled to any priority, preference or special privileges, all dividends must be declared and paid to the Members in proportion to the par value of the shares held by them respectively unless the shares have no par value, in which event dividends must be paid in proportion to the number of shares held by them respectively. All dividends must, subject as set out in this Article, be apportioned and paid proportionately to the par value of the shares or the number of no par value shares as the case may be during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it will rank for dividend from a particular date it will rank accordingly.

113. The Directors may cause the Company to pay the Members such interim dividends as they think are justified by the Company's profits.

114. Dividends may be paid only out of profits.

115. The Directors may, before recommending any dividend, set aside out of the Company's profits such sums as they think proper as a reserve which may, at their discretion, be applied for any purpose to which the Company's profits may be properly applied and, pending application, may at the like discretion, either be employed in the Company's business or for its purposes or be invested or used as the Directors think fit. The Directors may also without

placing them to reserve carry forward any profits which they may think prudent not to distribute.

116. The Directors may deduct from any dividend payable to any Member any money then payable by him to the Company in respect of any indebtedness liability or obligation to the Company whatever.

117. The Directors may resolve that any interim dividend or dividend declared by the Company in general meeting be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other body corporate or in any one or more of those ways, and the Directors must give effect to the resolution. Where any difficulty arises in regard to the distribution, the Directors may settle it as they think expedient. In particular, they may issue fractional certificates and fix the value for distribution of those specific assets or any part of them and may determine that cash payments must be made to any Members on the footing of the value so fixed in order to adjust the rights of all parties, and may vest any of those specific assets in trustees as seems expedient to the Directors.

118. Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder who is first named on the Register or to such person and to such address as the holder or joint holders in writing direct. Every cheque or draft must be made payable to the order of the person to whom it is sent, and the Company will not be responsible for any loss arising if the cheque or draft is lost in the post.

119. No dividend will bear interest against the Company.

CAPITALISATION OF PROFITS

120. The Company in general meeting may on the Directors' recommendation resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and that the sum will be set free for distribution among the Members who would have been entitled to it if distributed by dividend and in the same proportions on condition that it is not paid in cash but is applied either:-

(1) in or towards paying up in full (whether at par or at a premium or in respect of shares for no par value if permitted by law) unissued shares or debentures of the Company to be allotted and distributed, credited as fully paid up to and among those Members in the proportions previously stated in this Article, or

(2) partly in the one way and partly in the other,

and the Directors must give effect to the resolution BUT a capital redemption reserve may, for the purpose of this Article, only be applied in paying up unissued shares to be issued to Members as fully paid bonus shares.

121. Whenever the Company passes a resolution under Article 120, the Directors must make all appropriations and applications of the undivided profits resolved to be capitalised, and all allotments and issues of fully paid shares or debentures (if any) and generally must do all acts and things required to give effect to it, and may do so by payment in cash or otherwise as they think fit in the case of shares or debentures becoming distributable in fractions, and may also authorise any person to enter on behalf of all Members entitled to them into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they are entitled on that capitalisation, and any agreement made under that authority will be effective and binding on all those Members.

ACCOUNTS

122. The Directors must cause the Company to keep proper books of account with respect to:-

(1) all money which the Company receives and spends and the matters in respect of which the receipt and expenditure takes place;

(2) all the Company's sales and purchases of property; and

(3) the Company's assets and liabilities.

The Company will not be deemed to have kept proper books if it does not keep such books of account as are necessary to give a true and fair view of its affairs and to explain its transactions.

123. The Company must keep the books of account at such places as the Directors think fit, and they must always be open to the inspection of the Directors. The Directors may determine whether and to what extent and at what times and places and under what conditions or regulations Members who are not Directors may inspect any of the Company's accounts and books. No Member who is not a Director or officer may inspect any accounts or books or documents except as:-

(1) allowed by statute or

(2) authorised by the Directors or

(3) authorised by the Company in general meeting.

124. The Directors must cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets and such other reports and accounts as are required by law.

AUDIT

125. The Company may at any general meeting appoint an Auditor who will hold office until the next annual general meeting and where it makes such an appointment must fix or authorise the Directors to fix his remuneration.

126. The Directors may before the first annual general meeting appoint an Auditor who will hold office until the first annual general meeting unless previously removed by a resolution of the Members in which case the Members may appoint an Auditor to replace the Auditor so removed. The Directors may fill any casual vacancy in the office of Auditor but while any vacancy continues the surviving or continuing Auditor (if any) may act. The Directors may fix the remuneration of any Auditor whom they appoint under this Article.

127. Every Auditor has a right of access at all times to the Company's books of accounts and vouchers and is entitled to require from the Directors and officers of the Company such information and explanation as may be necessary to perform his duties as Auditor.

128. The Auditor must at the next annual general meeting following his appointment and at any other time during his term of office, if the Directors or any general meeting requests, report to the Company on any accounts which he has prepared and which have been laid before the Company in general meeting during his tenure of office.

NOTICES

129. (1) Notices must be in writing.

(2) The Company may give notice to any Member either personally or by sending it by post, telecopier, telex, telegraph or cable to him or to his registered address, or (if he has no registered address) to the address (if any) in or outside the Cayman Islands supplied by him to the Company for giving notice to him.

(3) A Member may give notice to the Company by delivering it to the Registered Office, or sending it by post.

(4) Where a notice is sent by post, if the envelope containing the notice is properly addressed, the notice will be deemed to have been served on the fifth day after posting. Any notice sent by post to an address outside of the Cayman Islands must be sent by airmail. When a notice is sent by telecopier or telex, it will be deemed to be served on the day that it is sent, and when a notice is sent by telegraph or cable, it will be deemed to be served on the day after it is sent.

130. The Company must give notice of every general meeting in any manner by these Articles authorised to:-

(1) any person shown as a Member in the Register as of the record date for the meeting; and

(2) the Auditor for the time being, if any.

No other person is entitled to receive notice of general meetings.

DISCOVERY OF SECRETS

131. No Member is entitled to require or receive any information concerning the Company's business, trading or customers or any trade secret or secret process of or used by the Company, beyond such information on the Company's accounts and business as is by these Articles or by the Law directed to be placed before the Company in general meeting. No Member may inspect any of the Company's books, papers, correspondence or documents except so far as inspection is authorised by these Articles or by the Law.

INDEMNITY

132. The Company must indemnify every Director, Secretary, Manager or other officer of the Company and any attorney-at-law of the Company and any trustee for the time being acting in relation to the Company's affairs and his heirs, successors and personal representatives against all actions, proceedings, costs, charges, losses, damages and expenses for so acting except any that arise through his own actual fraud. The Directors must pay out of the Company's funds all costs, damages, losses and expenses (including travelling) as and when they arise which any Director, Secretary, Manager or other officer incurs or becomes liable to or for whether to the Company, to any Member, or to any third party or sustains by reason of any contract entered into, or act or thing done or omitted in any way in or about executing or discharging the duties of the respective offices or trusts, except any that he incurs through his own actual fraud. The Directors may execute in the Company's name or on its behalf in favour of any Director or any other person who may incur or be about to incur any personal liability for the Company's benefit such mortgages or other securities of the Company's property (present and future) as they think fit and any such mortgages may contain such powers, covenants, and provisions as are agreed. No Director, Secretary, Manager or other officer of the Company will be answerable or liable to the Company or to any Member or to any person claiming by, through or under the Company or any Member for:-

(1) the acts, receipts, neglects or defaults of the Company or of any other Director, Secretary, Manager or other officer of the Company or of any trustee of any of the Company's assets;

(2) joining in any receipt or other act for conformity;

(3) any loss or expense which the Company incurs through the insufficiency or deficiency of title to any property which the Company acquires by order of the Directors;

(4) the insufficiency or deficiency of any security in or on which any of the Company's money has at any time been invested or loaned;

(5) any loss to the Company arising out of the failure, depreciation in value or loss of any asset;

(6) any loss or damage arising from the bankruptcy, insolvency or act or omission of any banker or other person with whom any money, securities or effects are deposited;

(7) any loss or damage due to any cause mentioned in this Article or occasioned by an error of judgement, omission, default, oversight or negligence on his part; or

(8) any other loss, damage or misfortune whatever and however arising, whether by act or omission, which happens in the execution of the duties of his office or in relation to it or due to negligence on his part in executing his duties;

unless they happen through his own actual fraud.

In this Article, "fraud" means dishonesty and is limited to common law fraud and deceit.

FISCAL YEAR

133. The Company's fiscal year will end on the last day of December in each year unless the Directors prescribe some other period.

WINDING UP

134. If the Company is wound up the liquidator may, with the sanction of an ordinary resolution and any other sanction required by the Law:-

(1) divide among the Members in kind the whole or any part of the Company's assets (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair on any property to be so divided,

(2) determine how the division is to be carried out as between the Members or different classes of Members, and

(3) vest the whole or any part of the assets in trustees on such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit,

but so that no Member is compelled to accept any shares or other property on which there is any liability.

135. If the Company is wound up, and the assets available for distribution among the Members are:-

(1) insufficient to repay the whole of the paid-up capital, then the assets must be distributed so that, as nearly as possible, the Members must bear the losses; or

(2) more than sufficient to repay the whole of the capital paid up at the beginning of the winding-up, then the excess must be distributed among the Members;

in each case in proportion to the capital paid up at the beginning of the winding-up on the shares which they hold respectively or, where the Company's shares have no par value, in proportion to the number of shares held by them respectively at the beginning of the winding

up. This Article does not affect the rights of or restrictions on the holders of shares issued on special terms and conditions

TRANSFER BY WAY OF CONTINUATION

136.(1) The Company, if an Exempted company, may by special resolution resolve to be registered by way of continuation in a relevant designated jurisdiction outside the Cayman Islands.

(2) If the Company does so, it may apply to the Registrar of Companies to de-register the Company in the Cayman Islands and the Directors may take any steps which they consider appropriate to effect that transfer.

DATED this 10th day of December, 2003.

INTERNATIONAL CORPORATION SERVICES LTD.

Per: ______________________
Authorised Signatory

____
Witness to the above signature

I, **D. EVADNE EBANKS Asst.** , Registrar of Companies in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true and correct copy of the Articles of Association of this Company duly incorporated on the 11th day of December , 2003 .

____
Asst. Registrar of Companies

REGISTRAR OF COMPANIES CAYMAN ISLANDS

Local